UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

Delaware	(609) 524-4500
(State or other jurisdiction of incorporation)	(Registrant’s telephone number, including area code)

804 Carnegie Center,

Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.    Other Events.

On January 3, 2018, NRG REMA LLC (“REMA”), an indirect subsidiary of GenOn Energy, Inc., entered into a Forbearance Agreement (the “Forbearance”) with respect to the Participation Agreement, dated as of August 24, 2000 (as may be amended, the “Participation Agreement”), by and among certain certificateholders of the pass through certificates (the “Consenting Certificateholders”), PSEGR Conemaugh Generation, LLC (the “Owner Participant”), Conemaugh Lessor Genco LLC (the “Owner Lessor”), Wilmington Trust Company (“Wilmington”), and REMA, relating to the undivided interest of the Conemaugh facility. Pursuant to the Forbearance, Wilmington, the Owner Lessor, the Owner Participant and the Consenting Certificateholders agreed to temporarily forbear from exercising rights and remedies related to certain events of default related to the requirement under the Participation Agreement that REMA procure additional qualifying credit support for the benefit of the Owner Lessor once the required amount of qualifying credit support increases on January 13, 2018, pursuant to the terms of the Participation Agreement. The Forbearance will remain effective until the earlier of (i) the later of (a) April 15, 2018 at 12:01 a.m. New York City time and (b) two weeks following the date on which the Owner Lessor, Owner Participant and/or the Consenting Certificateholders provide written notice to REMA of its intention to terminate the Forbearance, and (ii) the date on which any event of termination as specified in the Forbearance occurs. Under the terms of the Forbearance, REMA will pay to the Consenting Certificateholders, the Owner Lessor, and the Owner Participant their fees, costs and expenses, including reasonable costs and expenses of their counsel and financial advisors, incurred from January 1, 2018 through the end of the forbearance period.

The foregoing description of the Forbearance does not purport to be complete and is qualified in its entirety by reference to the complete text of the Forbearance, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Further, as provided in the Forbearance, REMA made its January lease payments under the various facility lease agreements in the ordinary course.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

Forbearance Agreement (Conemaugh), dated as of January 3, 2018, by and among, certain holders of the Pass Through Certificates, PSEGR Conemaugh Generation LLC, Conemaugh Lessor Genco LLC, Wilmington Trust Company, and NRG REMA LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 4, 2018		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer